CONVERTIBLE PREFERRED SECURITIES AGREEMENT

DATED AS OF MARCH 7, 2011

between

ECOLOGY COATINGS, INC.

and

FAIRMOUNT FIVE, LLC

CONVERTIBLE PREFERRED SECURITIES AGREEMENT (this “Agreement”), dated as of March 7, 2011, between Ecology Coatings, Inc., a corporation organized under the laws of the state of Nevada (the “Company”), and Fairmount Five, LLC, a limited liability company organized under the laws of the state of Michigan (the “Purchaser”).

RECITALS

WHEREAS, the Company desires to sell to the Purchaser, and the Purchaser desires to purchase from the Company, 2400 5% Cumulative Convertible Preferred Shares, Series C of the Company at a price per share of $1000 (the “Convertible Preferred Shares, Series C”).

NOW, THEREFORE, in consideration of the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Company and the Purchaser agree as follows:

All capitalized terms used and not otherwise defined in this Agreement shall have the definitions set forth on Annex I.

ARTICLE I
Sale of the Convertible Preferred Shares, Series C

Section 1.1 Authorization of Issuance and Sale and Delivery of the Convertible Preferred Shares, Series C. Subject to the terms and conditions hereof, including, but not limited to, the conditions precedent set forth in Section 1.2(2) and the satisfaction of the conditions set forth in Section 1.2(4), the Purchaser agrees to purchase and the Company agrees to sell and issue to the Purchaser, at separate unrelated Closings, up to 2400 5% Convertible Preferred Shares, Series C, at a price per share of $1,000, for a potential total investment of up to $2,400,000. The Convertible Preferred Shares, Series C shall be convertible into common shares at the Conversion Price.

Section 1.2 The Closing of the Sale of the Convertible Preferred Shares, Series C.

(1) The initial closing (the “Closing”) shall take place at Company’s offices at a time selected by the parties, at 8:00 p.m., New York time, on the date hereof, or such other time and date as the parties may agree upon (the date that the Closing occurs, the “Closing Date”). Thereafter, subject to the terms and conditions hereof including, but not limited to, the conditions precedent set forth in Section 1.2(2) and the satisfaction of the conditions set forth in Section 1.2(4), there shall be separate unrelated closings for additional investments when Company requests additional funds until the $2,400,000 investment limit is satisfied.

(2) Conditions Precedent to Closings. On or prior to the initial Closing, the following shall occur:

a. The shareholders of the Company shall have approved a 1 for 5 reverse stock split while retaining 90,000,000 authorized common shares;

b. The Company shall have settled or resolved no less than 90% of the Company’s outstanding debt obligations for an aggregate amount not to exceed $750,000; provided, however, that such debt obligations shall be deemed not to include (i) debts owed to Mitch Shaheen pursuant to a promissory note or notes, (ii) debts owed to Richard Stromback pursuant to a promissory note and a consulting agreement, and (iii) debts owed to Douglas and/or Deanna Stromback pursuant to a promissory note or notes;

c. The Company shall have extended the maturity date by 1 year of the $600,000 promissory note made by the Company in favor of John Salpietra (the “Salpietra Note”);

d. The Company shall have entered into an agreement with Mr. Salpietra granting him the right to convert the Salpietra Note into the common stock of the Company at a purchase price of $0.06 per share;

e. The Company shall have delivered stock certificates representing 1,355 5% Convertible Preferred Shares, Series C to Flagstar Bank (the “Escrow Agent”) to be held in escrow until released pursuant to the terms hereof (2,400 certificates in total, less 1,045 certificates delivered at the initial closing); and

f. The Purchaser shall have deposited the sum of $1,355,000 in cash with the Escrow Agent.  Notwithstanding anything contained herein to the contrary, Purchaser has no obligation to make an additional investment under the terms of this Agreement unless the conditions set forth in Section 1.2(4) have been satisfied, each and every time a request for an additional investment is made in accordance with the terms of Section 1.2(4).

(3) At the initial Closing, Company shall tender a stock certificate representing 1,045 5% Convertible Preferred Shares, Series C representing amounts previously loaned to Company by Purchaser’s members.  The 1,045 certificates represent $1,045,000 provided at or prior to the initial closing ($100,000 Juliano note, $120,000 Salpietra note, $125,000 Salpietra wire for payment of creditor settlements, $125,000 Nirta wire for payment of creditor settlements, $100,000 Cipa wire for payment of creditor settlements and $475,000 Nirta wire for payment of creditor settlements).

(4) Subsequent Closings. Upon the satisfaction of the terms and conditions set forth in Sections 1.2(2) and (3), the Company may request an additional investment (an “Additional Tranche”) upon delivery to the Purchaser and the Escrow Agent of a request for investment disbursement (a “Request”) executed by a person previously authorized (in a writing delivered to the Purchaser) by the Company to execute such Request, which request shall satisfy or contain the following:

a. Each such Request shall set forth the necessary information, including, but not limited to, (i) the amount of the Additional Tranche (which must be in even increments of $1,000), (ii) the date on which such Additional Tranche shall be made, and (iii) the account to which the Additional Tranche funds shall be wired by the Escrow Agent;

b. On the proposed date of the Additional Tranche, after giving effect to the Request, the sum of (x) the aggregate principal amount of all investments made by the Purchaser up to and including such date plus (y) unconverted value of the stock certificate issued pursuant to Section 1.2(3) hereof, shall not exceed the maximum investment amount of $2,400,000;

c. Each Request shall include a certification by the Company, as of the date thereof, that

i.
the Company has not been dissolved or liquidated (or any judgment, order or decree therefor shall have been entered); nor has a creditors’ committee been appointed for the Company; nor has the Company made a general assignment for the benefit of creditors or been adjudicated bankrupt (or such adjudication has been dismissed within thirty (30) days); nor has the Company filed a voluntary petition in bankruptcy, or for reorganization, or to effect a plan or arrangement with creditors, or failed to pay its debts generally as such debts become due in the ordinary course of business (except as contested in good faith and for which adequate reserves are made in such party’s financial statements); nor has the Company filed an answer to a creditor’s petition or other petition filed against it, admitting the material allegations thereof for an adjudication in bankruptcy or for reorganization; nor has the Company applied for or permitted the appointment of a receiver or trustee or custodian for any of its property or assets; nor has any receiver, trustee or custodian been appointed for any of its property or assets; nor has an order been entered approving any petition for reorganization of the Company which has not been reversed or dismissed within thirty (30) days; nor has the Company taken any action (corporate or other) authorizing or in furtherance of any of the actions described above in this subsection;

ii.
No judgment(s) for the payment of money remains unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of fifteen (15) consecutive days, except as covered by adequate insurance with a reputable carrier as to which the relevant insurance company has acknowledged coverage, nor has any creditors’ exam been requested or scheduled by any person against the Company; and

iii.
the representations and warranties contained in this Agreement are true and correct in all material respects and shall be true and correct in all material respects as of the making of such Additional Tranche (both before and after giving effect to such Additional Tranche); and

d. In the event the conditions set forth in Section 1.2(4)have been met to the satisfaction of Purchaser, in its sole and absolute discretion, the Purchaser shall deliver instructions to the Escrow Agent to disburse the Additional Tranche, and the Escrow Agent shall deliver to the Purchaser one share of 5% Convertible Preferred Shares, Series C stock for each $1,000 of the Additional Tranche.

(5) Termination by Purchaser. If the Company requests an Additional Tranche, and the Company does not or is unable to deliver to the Purchaser a Request that satisfies the conditions of Section 1.2(4), as determined by the Purchaser in its sole and absolute discretion, then Purchaser may deliver to the Escrow Agent, without any prejudice or penalty whatsoever, a written notice terminating this Agreement and any further obligation or commitment to fund any further Additional Tranches (the “Termination Notice”). Upon its receipt of the Termination Notice, the Escrow Agent shall immediately wire to the Purchaser any remaining funds deposited with the Escrow Agent pursuant to Section 1.2(2)(f) and return to the Company the remaining stock certificates placed into escrow pursuant to Section 1.2(2)(e), at which time all obligations and duties owed by any party hereto shall be terminated and of no further force and effect.

Section 1.3 Restrictive Legend.

The certificate representing each of the Convertible Preferred Shares, Series C shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities Laws), upon issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act:

THE 5% CUMULATIVE CONVERTIBLE PREFERRED SHARES, SERIES C REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAWS, AND ECOLOGY COATINGS, INC. (THE “COMPANY”) HAS NOT BEEN REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”). NEITHER SUCH 5% CUMULATIVE CONVERTIBLE PREFERRED SHARES, SERIES C NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, RESELL OR OTHERWISE TRANSFER THE 5% CUMULATIVE CONVERTIBLE PREFERRED SHARES, SERIES C REPRESENTED HEREBY, UNLESS SUCH 5% CUMULATIVE CONVERTIBLE PREFERRED SHARES, SERIES C NO LONGER CONSTITUTE “RESTRICTED SECURITIES” WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT, ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO ONE OR MORE PERSONS, EACH OF WHICH IS AN “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501 UNDER THE SECURITIES ACT) THAT IS ACQUIRING SUCH 5% CUMULATIVE CONVERTIBLE PREFERRED SHARES, SERIES C FOR ITS OWN ACCOUNT FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR OTHER APPLICABLE SECURITIES LAWS OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE SUBJECT TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH ACCREDITED INVESTOR BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL.

TO THE FULLEST EXTENT PERMITTED BY LAW, ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTION TO THE CONTRARY TO THE COMPANY, THE TRANSFER AGENT OR ANY INTERMEDIARY.

Furthermore, the Convertible Preferred Share certificate will contain a legend substantially to the following effect:

THE COMPANY WILL FURNISH TO ANY SHAREHOLDER ON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF (1) ANY RESTRICTIONS, LIMITATIONS, PREFERENCES OR REDEMPTION PROVISIONS CONCERNING THE 5% CUMULATIVE CONVERTIBLE PREFERRED SHARES, SERIES C AND (2) THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DISTRIBUTIONS, AND OTHER QUALIFICATIONS AND TERMS AND CONDITIONS OF REDEMPTION OF THE 5% CUMULATIVE CONVERTIBLE PREFERRED SHARES, SERIES C, THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES OF SUCH CLASS TO THE EXTENT THEY HAVE BEEN SET, AND THE AUTHORITY OF THE BOARD OF DIRECTORS OF THE COMPANY TO SET THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES OF 5% CUMULATIVE CONVERTIBLE PREFERRED SHARES, SERIES C. 5% CUMULATIVE CONVERTIBLE PREFERRED SHARES, SERIES C WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN WHOLE SHARES.

ARTICLE II
Representations and Warranties of the Company

As a material inducement to the Purchaser to enter into and perform its obligations under this Agreement, the Company hereby represents and warrants to the Purchaser as follows:

Section 2.1 Due Creation, Good Standing and Due Qualification. The Company has been duly created and is validly existing corporation in good standing under the laws of the state of Nevada, and pursuant to the resolutions of the Board (or a duly authorized committee thereof) has full power and authority to own, lease and operate its properties and conduct its business as presently being conducted and to enter into and perform its obligations under, or as contemplated under, this Agreement; and the Company is duly qualified to transact business as a foreign entity and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a material adverse change in the business, Assets, liabilities, operations, condition (financial or otherwise) or operating results of the Company and its Subsidiaries (as defined herein), taken as a whole (a “Material Adverse Effect”).

Section 2.2 Authorization; Enforceability; Corporate and Other Proceedings.

(1) The Company has all requisite power and authority to execute and deliver each Document to which it is a party and to perform its obligations under each such Document. Each Document to which the Company is a party has been duly authorized by all necessary action on the part of the Company, and each Document to which the Company is a party has been duly executed and delivered by the Company, and, assuming the due authorization, execution and delivery by the other parties thereto, constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

(2) The authorization, issuance, sale and delivery of the Convertible Preferred Shares, Series C have been duly authorized by all requisite action of the Board. Notwithstanding anything contained on the schedules attached hereto, the Convertible Preferred Shares, Series C being issued as of the Closing Date, if and when issued, will be duly and validly issued and outstanding, fully paid and nonassessable interests in the Company, with no personal liability attaching to the ownership thereof, free and clear of any Liens and will not be subject to preemptive rights or other similar rights of any security holder of the Company. The underlying Common Shares issuable upon conversion of the Convertible Preferred Shares, Series C have been duly authorized by all requisite action of the Board and, when issued upon such conversion and delivered against surrender of the Convertible Preferred Shares, Series C, will be duly and validly issued, fully paid and nonassessable interests in the Company and will not be subject to any preemptive right, resale right, right of first refusal or other similar rights of any security holder of the Company.

Section 2.3. Non Contravention. Notwithstanding anything contained on the schedules attached hereto, the execution, delivery and performance by the Company of the Documents, the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof, including the issuance, sale and delivery of the Convertible Preferred Shares, Series C have not, do not and shall not (whether with or without the giving of notice or passage of time or both), (a) violate any Law to which the Company or any of its Subsidiaries is subject, (b) violate any provision of the Fundamental Documents of the Company or the Fundamental Documents of the Company’s Subsidiaries, (c) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, require the repurchase, redemption or repayment of, terminate, modify or cancel, or require any notice under any material contract to which the Company or any of its Subsidiaries is a party, or (d) result in the imposition of any Lien upon any of the Assets of the Company or any of its Subsidiaries.

Section 2.4 Absence of Defaults. Except as disclosed in SEC filings, and except for the judgment granted in NY and held by Investment Hunter, LLC (Gary Evans), the Company is not in violation of its respective Fundamental Documents and neither the Company nor any of its Subsidiaries are in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them may be bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, except for such violations or defaults that would not result in a Material Adverse Effect.

Section 2.5 Capitalization of the Company. All of the issued and outstanding beneficial interests in the Company have been duly and validly authorized and issued and are fully paid and nonassessable interests in the Company, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or other similar right.

Section 2.6 Offering Exemption. Based upon and assuming the accuracy of the representations of the Purchaser in Article VI, the offering, sale and issuance of the Convertible Preferred Shares, Series C do not require registration under the Securities Act or applicable state securities and “blue sky” Laws. The Company has made or shall make all requisite filings and has taken or will take all action necessary to be taken to comply with such federal and state securities or “blue sky” Laws.

Section 2.7 SEC Reports. The Company’s Annual Report on Form 10-K most recently filed with the SEC (the “Annual Report”) and (ii) each subsequent report filed with the SEC pursuant to the Exchange Act (together with the Annual Report, the “SEC Reports”), as of their respective dates, did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the SEC, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the SEC thereunder. Since the date of the filing of the Annual Report with the SEC, the Company has made all filings with the SEC required to be made by the Company under the Exchange Act.

Section 2.8 Financial Statements. The consolidated financial statements of the Company contained in the SEC Reports (the “Financial Statements”) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved and fairly present, in all material respects, in conformity with GAAP, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (except, in each case, as may be indicated in the notes thereto and subject, in each case, to normal year-end adjustments in the case of any unaudited interim financial statements).

Section 2.9 No Material Adverse Change. Since September 30, 2010 (the date of the most recent financial statements of the Company filed with the SEC), except as otherwise stated therein or in the SEC Reports, there has not been (i) any change resulting in a Material Adverse Effect, (ii) any transaction which is material to the Company or its Subsidiaries, except transactions in the ordinary course of business, (iii) any obligation, direct or contingent, which is material to the Company and its Subsidiaries taken as a whole, incurred by the Company or its Subsidiaries, except obligations incurred in the, ordinary course of business, (iv) any change in the beneficial interests in or outstanding indebtedness of the Company or its Subsidiaries, except changes in the ordinary course of business or (v) except for dividends issued in lieu of cash to holders of the Company’s preferred shares, there has been no dividend or distribution of any kind declared, paid or made on the beneficial interests in the Company or its Subsidiaries. Neither the Company or its Subsidiaries has any material contingent obligation which is not disclosed in this Agreement or the SEC Reports.

Section 2.10 No Consent or Approval Required. No consent, approval or authorization of, or declaration to or filing with, any Person, including pursuant to the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, is required by the Company for the valid authorization, execution and delivery by the Company of any Document or for its consummation of the transactions contemplated thereby or for the valid authorization, issuance and delivery of the Convertible Preferred Shares, Series C, other than those consents, approvals, authorizations, declarations or filings which have been obtained or made, as the case may be, and such as may be required under state securities or “blue sky” laws in connection with the purchase and resale of the Convertible Preferred Shares, Series C.

Section 2.11 Absence of Proceedings. Except as disclosed in the SEC Reports, there is no Proceeding now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries which, singly or in the aggregate, would result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated herein or the performance by the Company of its obligations hereunder.

Section 2.12 Possession of Licenses and Permits. The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign, regulatory agencies or bodies necessary to conduct the businesses now operated by them; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

Section 2.13 Title to Property. The Company and its Subsidiaries do not own any real property; the Company and its Subsidiaries have good and marketable title to the investments described in the SEC Reports, in each case, free and clear of all Liens of any kind except such as (i) are described in the SEC Reports, including the secured loans from John M. Salpietra and from James Juliano, or (ii) do not, singly or in the aggregate, materially affect the value of any such investments; and neither the Company nor any of its Subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its Subsidiaries under any of such investments, or affecting or questioning the rights of the Company or any Subsidiary thereof to the continued possession of the investments.

Section 2.14 Investment Company Act. The Company is not, and upon the issuance and sale of the Convertible Preferred Shares, Series C as herein contemplated and the application of the net proceeds therefrom will not be, an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended.

Section 2.15 Limitation of Personal Liability. The holders of the Convertible Preferred Shares, Series C will be entitled to the same limitation of personal liability as that extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Nevada; provided, however, that pursuant to the terms of this Agreement, the Purchaser will indemnify the Company against any liability resulting from any inaccuracy in or breach of any such investor’s representations and warranties in accordance with the terms hereof; and provided.

Section 2.16 Similar Offerings. None of the Company, its Affiliates, or any Person acting on its or any of their behalf (in each case other than the Purchaser, as to which the Company makes no representation), has, directly or indirectly, solicited any offer to buy, sold or offered to sell or otherwise negotiated in respect of, or will solicit any offer to buy, sell or offer to sell or otherwise negotiate in respect of, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Convertible Preferred Shares, Series C in a manner that would require the Convertible Preferred Shares, Series C to be registered under the Securities Act.

Section 2.17 No General Solicitation. None of the Company, its Affiliates or any person acting on its or any of their behalf (in each case other than the Purchaser, as to whom the Company makes no representation) has engaged or will engage, in connection with the offering of the Convertible Preferred Shares, Series C, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

Section 2.18 Maintenance of Controls and Procedures. The Company has established and maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act) that (A) are designed to ensure that material information relating to the Company , including its Subsidiaries, is made known to the Company ’s Chief Executive Officer and its Chief Financial Officer by others within those entities, particularly during the periods in which the filings made by the Company with the SEC which it may make under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act are being prepared and (B) have been evaluated for effectiveness as of the end of the Company ’s most recent quarterly report on Form 10-Q filed with the SEC. The Company’s accountants and the audit committee of the Board have been advised of (x) any significant deficiencies in the design or operation of internal controls that could adversely affect the Company’s ability to record, process, summarize, and report financial data and (y) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls.

Section 2.19 Brokers or Finders. The Company has not retained any investment banker, broker or finder in connection with this Agreement or the transactions contemplated hereby (including the sale of the Convertible Preferred Shares, Series C) or incurred any liability for any brokerage or finders’ fees, agent commissions or any similar charges in connection with this Agreement or the transactions contemplated hereby.

ARTICLE III
Representations and Warranties of the Purchaser

As a material inducement to the Company to enter into and perform its obligations under this Agreement, the Purchaser represents, warrants and covenants to the Company as follows:

Section 3.1 Experience. The Purchaser is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act and, by virtue of its experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, the Purchaser is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Purchaser has had access to the Company’s senior management and has had the opportunity to conduct such due diligence review as it has deemed appropriate.

Section 3.2 Investment. The Purchaser is not making this investment with the view to, or for resale in connection with, any distribution of any part thereof in violation of, or in a manner that would require registration of the Convertible Preferred Shares, Series C being purchased hereby under, the Securities Act. The Purchaser understands that the Convertible Preferred Shares, Series C have not been registered under the Securities Act or applicable state securities or “blue sky” Laws by reason of a specific exemption from the registration provisions of the Securities Act and applicable state securities or “blue sky” Laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein and the Purchaser will not take any actions that would have caused the Convertible Preferred Shares, Series C being purchased hereby to be registered under the Securities Act. Notwithstanding the foregoing, the use of the proceeds thereof shall not be deemed to be a violation of this representation, warranty and covenant.

Section 3.3 Transfer Restrictions. The Purchaser acknowledges and understands that it must bear the economic risk of this investment for an indefinite period of time because the Convertible Preferred Shares, Series C must be held indefinitely unless subsequently registered under the Securities Act and applicable state securities or “blue sky” Laws or unless an exemption from such registration is available. The Purchaser understands that any transfer agent of the Company will be issued stop transfer instructions with respect to the Convertible Preferred Shares, Series C unless any transfer thereof is subsequently registered under the Securities Act and applicable state securities or “blue sky” Laws or unless an exemption from such registration is available.

Section 3.4 Brokers or Finders. The Purchaser has not retained any investment banker, broker or finder in connection with this Agreement or the transactions contemplated hereby (including the sale of the Convertible Preferred Shares, Series C) or incurred any liability for any brokerage or finders’ fees, agent commissions or any similar charges in connection with this Agreement or the transactions contemplated hereby.

Section 3.5 Organization; Good Standing; Qualification and Power. The Purchaser has all requisite power to carry on his business as presently being conducted and is qualified to do business in Michigan.

Section 3.6 Authorization; Enforceability; Corporate and Other Proceedings. The Purchaser has all requisite power and authority to execute and deliver each Document to which it is a party and to perform its obligations under each such Document. Each Document to which the Purchaser is a party has been duly authorized by all necessary action on the part of the Purchaser, and each Document to which the Purchaser is a party has been duly executed and delivered by the Purchaser, and assuming the due authorization, execution and delivery by the other parties thereto constitutes the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms and conditions, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

Section 3.7 Non-Contravention. The execution, delivery and performance by the Purchaser of the Documents, the consummation of the transactions contemplated thereby and compliance with the provisions thereof, including the purchase of the Convertible Preferred Shares, Series C have not, do not and shall not, (a) violate any Law to which the Purchaser or any of its subsidiaries is subject, (b) violate any provision of the Fundamental Documents of the Purchaser or any of its subsidiaries, (c) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, require the repurchase of, terminate, modify or cancel, or require any notice under any material contract to which the Purchaser or any of its subsidiaries is a party or (d) result in the imposition of any Lien upon any of the Assets of the Purchaser or any of its subsidiaries, except in the case of (a), (c) and (d), as would not have a Purchaser Material Adverse Effect.

Section 3.8 No Consent or Approval Required. No consent, approval or authorization of, or declaration to or filing with, any Person is required by the Purchaser for the valid authorization, execution and delivery by the Purchaser of any Document or for its consummation of the transactions contemplated thereby or for the purchase of the Convertible Preferred Shares, Series C, other than those consents, approvals, authorizations, declarations or filings which have been obtained or made, as the case may be, and such as may be required under state securities or “blue sky” laws in connection with the purchase and resale of the Convertible Preferred Shares, Series C.

Section 3.9 Similar Offerings. None of the Purchaser, its Affiliates or any Person acting on its or any of their behalf (in each case other than the Company( as to which the Purchaser makes no representation), has, directly or indirectly, solicited any offer to buy, sold or offered to sell or otherwise negotiated in respect of, or will solicit any offer to buy, sell or offer to sell or otherwise negotiate in respect of, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Convertible Preferred Shares, Series C in a manner that would require the Convertible Preferred Shares, Series C to be registered under the Securities Act.

Section 3.10 No General Solicitation. None of the Purchaser, its Affiliates or any person acting on its or any of their behalf (in each case other than the Company, as to whom the Purchaser makes no representation) has engaged or will engage, in connection with the offering of the Convertible Preferred Shares, Series C, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

ARTICLE IV
Covenants

Section 4.1 Governance Rights.

(1) For a period of three years, the Company shall, acting through the Board, consistent with and subject to its duties under Nevada law, take all actions necessary allow the Purchaser to nominate individuals (the “Designees”) to hold two seats on behalf of the Purchaser on the Company’s Board of Directors.

(2) In the event that a Designee ceases to serve as a Board member of the Company due to incapacity or removal, the Purchaser may submit written notice to the Board designating an individual to replace him during Purchaser’s term. The Board shall, consistent with and subject to their duties under Nevada law, promptly recommend that the Board appoint such replacement designee as a Board member of the Company to fill any vacancy resulting from the death, resignation or removal of a Designee.

Section 4.2 Dividends. Dividends will be cumulative and will accrue daily from the date of Closing of this offering at the annual rate of 5% of the stated value of the Convertible Preferred Shares, Series C, payable semi-annually on each June 1 and December 1, commencing June 1, 2011. The initial stated value of the preferred stock is $1,000 per share. Any dividends must be declared by the Company’s Board of Directors and must come from funds that are legally available for dividend payments. In the event that funds are not legally available to pay any dividend on the convertible preferred stock, or if the Company chooses to not pay the dividend in cash, the amount of the stated value of the stock shall be increased by the amount of such unpaid dividend. Dividends on the Convertible Preferred Shares, Series C will accrue regardless of whether or not earned or declared and regardless of whether or not the Company has profits, surplus or other funds legally available for the payment of dividends. Except as stated in this Agreement, Company shall not issue or declare any dividends with respect to any class of its respective capital stock or purchase, acquire, or redeem any such stock, without the prior written consent of Purchaser.

Section 4.3                      Conversion. The Convertible Preferred Shares, Series C can be converted at the Purchaser’s option at any time into shares of the Company’s common stock at the Conversion Price of $.06 per share. The number of common shares will be determined by dividing the amount of the investment in the Convertible Preferred Shares, Series C to be converted by the Conversion Price. On or after May 15, 2012, the Company may require the Purchaser to convert up to 100% of its shares of convertible preferred stock if the volume weighted average price of the Company’s common stock price exceeds $2.00 per share for a continuous 30-day period.

Section 4.4                      Liquidation Preference. In the event of a voluntary or involuntary dissolution, liquidation or winding up of the Company, the Purchaser will be entitled to be paid a liquidation preference equal to the stated value of the Convertible Preferred Shares, Series C, plus accrued and unpaid dividends and any other payments that may be due on such shares, before any distribution of assets may be made to holders of capital stock ranking junior to the Convertible Preferred Shares, Series C.

Section 4.5                      Optional Redemption. On or after May 15, 2014 the Company may redeem the Convertible Preferred Shares, Series C, in whole or in part, at its option for the stated value at the time of such redemption, together with accrued but unpaid dividends and other payments that may be due on such shares. On or after May 15, 2016 the Purchaser may redeem the Convertible Preferred Shares, Series C, in whole or in part, at its option for the stated value at the time of such redemption, together with accrued but unpaid dividends and other payments that may be due on such shares.

Section 4.6                      Voting Rights. The Convertible Preferred Shares, Series C will vote on an as-converted basis with the common stock. However, the Company cannot alter or adversely change the rights of the convertible preferred stock, authorize or create any class of senior or parity preferred stock, amend its articles of incorporation or other charter documents in such a way that it would adversely affect the rights of the convertible preferred stock, or increase the number of authorized shares of the convertible preferred stock without the approval of holders of a majority of the convertible preferred stock.

Section 4.7 Distributions Upon Redemption. Upon redemption of the Purchaser’s Convertible Preferred Shares, Series C, the Company hereby confirms that the Purchaser shall be entitled to accrued and unpaid distributions at an annual rate of 5% (computed on the basis of a 360-day year consisting of twelve 30-day months as provided in the Certificate of Designation) from the issue date thereof to, but excluding, the redemption date, whether or not declared by the Board, as set forth in the Certificate of Designation.

Section 4.8 Registration Rights.

If Purchaser has converted its Convertible Preferred Shares, Series C to common stock of the Company and such shares have not been otherwise registered within the first six (6) months of this Agreement and at any time the Company proposes to file a registration statement with the SEC, whether or not for sale for the Company’s own account, on a form and in a manner that would also permit registration of shares (other than in connection with a registration statement on Forms S-4 or S-8 or any similar or successor form), Company shall give to Purchaser, written notice of such proposed filing promptly, but in any case at least twenty (20) days before the anticipated filing. The notice referred to in the preceding sentence shall offer the holder(s) holding the Conversion Shares the opportunity to register such amount of the Conversion Shares as he may request (a “Piggyback Registration”). Subject to this Section, Company will include in each such Piggyback Registration (and any related qualification under state blue sky laws and other compliance filings, and in any underwriting involved therein) that portion of the Conversion Shares with respect to which Company has received written requests for inclusion therein within twenty (20) days after the written notice from Company is given. The holders holding any portion of the Conversion Shares will be permitted to withdraw all or part of the Conversion Shares from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration.

Section 4.9 Non-Disclosure. Purchaser agrees to treat all material, non-public information received from Company as confidential information and not disclose such information to any third party. Purchaser agrees that it will not trade in Company’s stock based on any material, non-public information.

ARTICLE V
Indemnification

Section 5.1 Indemnification Generally. The Company shall indemnify the Purchaser and its Affiliates, and their respective directors, officers, shareholders and other equity holders, partners, members, attorneys, accountants, agents, advisors, representatives and employees and, as applicable, their respective heirs, successors and permitted assigns (each of the foregoing, in such capacity (as applicable), a “Purchaser Indemnified Party”) from and against any and all losses, damages, liabilities, fines, costs, claims, charges, actions, proceedings, demands, judgments, settlement costs and expenses of any nature whatsoever (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses), whether joint or several (any of the foregoing, a “Loss”) resulting from any breach of a representation, warranty or covenant by the Company. The Purchaser shall indemnify the Company and its Affiliates, and their respective directors, trustees, officers, shareholders and other equity holders, partners, members, attorneys, accountants, agents, advisors, representatives and employees and, as applicable, their respective heirs, successors and permitted assigns (each of the foregoing, in such capacity (as applicable), a “Company Indemnified Party”; each Company Indemnified Party and Purchaser Indemnified Party, (an “Indemnified Party”) from and against any and all Losses resulting from any breach of a representation, warranty or covenant by the Purchaser.

Section 5.2 Indemnification Procedures For Third-Party Claims. If a claim by a third party (including claims for breaches of fiduciary duties) is made against an Indemnified Party and such Indemnified Party intends to seek indemnity with respect thereto from the Company (in the case of a Purchaser Indemnified Party seeking such indemnity) or the Purchaser (in the case of a Company Indemnified Party seeking indemnity) (each of the Company or the Purchaser, as the case may be, in such capacity, an “Indemnifying Party”), such Indemnified Party shall give notice in writing as promptly as reasonably practicable to such Indemnifying Party of any Proceeding commenced against or by it in respect of which indemnity may be sought hereunder, but failure to so notify such Indemnifying Party shall not relieve such Indemnifying Party from any liability that it may have on account of this Article V, so long as such failure shall not have materially prejudiced the position of such Indemnifying Party. Upon such notification, the Indemnifying Party shall assume the defense of such Proceeding brought by a third party, and, after such assumption, the Indemnified Party shall not be entitled to reimbursement of any expenses thereafter incurred by it in connection with such Proceeding, except as described below. In any such Proceeding, any Indemnified Party shall have the right to retain its own counsel (including local counsel), but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party shall have failed to promptly assume and thereafter conduct such defense, (ii) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the contrary, (iii) in the reasonable determination of counsel for the Indemnified Party, representation of such Indemnified Party by counsel obtained by the Indemnifying Party would be inappropriate due to actual or potential conflicting interests between such Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of a third-party claim, shall, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim. The Indemnifying Party shall not be liable for any settlement of any Proceeding effected without its written consent (which shall not be unreasonably withheld, delayed or conditioned by such Indemnifying Party), but if settled with such consent or if there be final judgment for the plaintiff, the Indemnifying Party shall indemnify the Indemnified Party from and against any Loss by reason of such settlement or judgment. The Indemnifying Party will advance expenses to an Indemnified Party as reasonably incurred so long as such indemnified party shall have provided the indemnifying party with a written undertaking to reimburse the indemnifying party for all amounts so advanced if it is ultimately determined that the indemnified party is not entitled to indemnification hereunder (which shall include breaches of fiduciary duty if permitted above).

Section 5.3 Survival of Representations, Warranties and Covenants. All representations and warranties and covenants contained in this Agreement or made in writing by or on behalf of the Company or the Purchaser in connection with the transactions contemplated by this Agreement shall survive, for the duration of any statutes of limitation applicable thereto, the execution and delivery of this Agreement, any investigation at any time made by the Company, the Purchaser or on such party’s behalf, the purchase of the Convertible Preferred Shares, Series C by the Purchaser under this Agreement and any disposition of or payment on the Convertible Preferred Shares, Series C. All statements contained in any certificate or other instrument delivered to the Purchaser or the Company by or on behalf of the Company or the Purchaser pursuant to this Agreement shall be deemed representations and warranties of the Company or the Purchaser, respectively, under this Agreement.

ARTICLE VI
Miscellaneous

Section 6.1 Expenses and Taxes.

(1) Each party to this Agreement shall bear its own respective costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement and the agreements and transactions contemplated hereby, except that the Company shall reimburse the Purchaser for its reasonable legal fees and disbursements incurred in connection with the negotiation and documentation of the purchase of the Convertible Preferred Shares, Series C.

(2) All transfer, stamp (including documentary stamp taxes, if any), and other similar taxes (including, in each case, any penalties, interest or additions thereto) with respect to the initial purchase and sale of the Convertible Preferred Shares, Series C, shall be borne by the Company.

Section 6.2 Further Assurances. Purchaser and the Company shall duly execute and deliver, or cause to be duly executed and delivered, at its own cost and expense, such further instruments and documents and to take all such action, in each case as may be necessary or proper in the reasonable judgment of each Company or the Purchaser, respectively, upon the reasonable advice of counsel, to carry out the provisions and purposes of this Agreement and the other Documents.

Section 6.3 Securities Law Disclosure; Public Announcement. The Company shall issue a current report on Form 8-K within the time periods required thereby disclosing the material terms of the transactions contemplated hereby and attaching this Agreement as an exhibit thereto. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or any of its Subsidiaries without the prior consent of the Purchaser (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company shall allow the Purchaser to the extent reasonably practicable under the circumstances, reasonable time to comment on such release or announcement in advance of such issuance.

Section 6.4 No Third-Party Beneficiaries. Except as expressly provided herein, this Agreement shall not and is not intended to confer any rights or remedies upon any Person other than the Company and the Purchaser and their respective successors and permitted assigns.

Section 6.5 Entire Agreement. This Agreement and the other Documents constitute the entire agreement among the parties hereto and supersede any prior understandings, agreements or representations by or among such parties, written or oral, that may have related in any way to the subject matter of any Document.

Section 6.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Company may not assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the Purchaser. The rights and obligations of the Purchaser hereunder shall be binding upon and inure to the benefit of any and all Persons to whom the Purchaser transfers any Convertible Preferred Shares, Series C in each case with the same force and effect as if the foregoing Persons were named herein as Purchaser parties hereto; provided, that any such transferee of the Convertible Preferred Shares, Series C has executed and delivered to the Company an Instrument of Accession in the form of Exhibit E. References herein to Convertible Preferred Shares, Series C sold by the Company and purchased by the Purchaser shall be deemed to include Convertible Preferred Shares, Series C held or owned by any transferees of the Purchaser, and references to the Purchaser herein (including, without limitation, such references contained in Article V) shall be deemed to include such transferees. Notwithstanding the foregoing, the Purchaser may not transfer or assign any of its rights or obligations hereunder or the Convertible Preferred Shares, Series C in violation of the provisions of the Certificate of Designation (including the restrictive legends contained therein) or in violation of the Securities Act or any other manner that would have resulted in a requirement to register the Convertible Preferred Shares, Series C purchased on the date hereof. Purchaser may assign, transfer or delegate its obligations and rights under this Agreement to any affiliate.

Section 6.7 Counterparts. This Agreement may be executed in one or more counterparts (including via facsimile or similar instantaneous electronic transmission devices pursuant to which the signature of or on behalf of such party can be seen), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Section 6.8 Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, telecopied, sent by internationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company, to:

Ecology Coatings, Inc.
24663 Mound Road
Warren, MI 48091

Telephone: (586) 486-5308
Telecopy: (586) 486-5283
Attention: General Counsel

If to the Purchaser, to:

Fairmount Five, LLC
24663 Mound Road
Warren, MI 48091
Telephone: (586) 759-4000

All such notices and other communications shall be deemed to have been given and received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of delivery by telecopy, on the date of such delivery, (iii) in the case of delivery by internationally-recognized overnight courier, on the third Business Day following dispatch and (iv) in the case of mailing, on the seventh Business Day following such mailing.

Section 6.9 Governing Law. This agreement shall be governed by and construed in accordance with the internal laws of the state of Michigan, without regard to the principles of conflicts of laws thereof.

Section 6.10 Submission to Jurisdiction. Except as otherwise set forth in this Section 6.10, no claim under this Agreement by a party against the other party may be commenced, prosecuted or continued in any court other than the courts of the State of Michigan located in Pontiac, Michigan in Oakland County or in the United States District Court for the Southern District of Michigan located in the City of Detroit, Michigan, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the parties hereto consent to personal jurisdiction, service and venue in any court in which any claim arising out of or in any way relating to this Agreement is brought by any third party against the Company or any Indemnified Party. The parties hereto agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the parties and may be enforced in any other courts in the jurisdiction of which the parties is or may be subject, by suit upon such judgment.

Section 6.11 Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement and immediate injunctive relief, without the necessity of proving the inadequacy of money damages as a remedy, in any court of the United States or any State thereof having jurisdiction.

Section 6.12 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both parties hereto. No waiver by any party of any default, misrepresentation, or breach of representation, warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of representation, warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No such waiver shall be effective unless signed by the party against which the waiver is to be effective.

Section 6.13 Incorporation of Schedules and Exhibits. The Annex, Schedules and Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

Section 6.14 Construction. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The use in this Agreement of the term “including” means “including, without limitation.” The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

Section 6.15 Interpretation. Unless otherwise indicated, references to “$” are references to the U.S. dollar. Accounting terms used but not otherwise defined herein shall have the meanings given to them under GAAP. As used in this Agreement (including all Annexes, Schedules, Exhibits and amendments hereto), the masculine, feminine and neuter gender and the singular or plural number shall be deemed to include the others whenever the context so requires. References to Articles and Sections refer to articles and sections of this Agreement. Similarly, references to Annexes, Schedules and Exhibits refer to schedules and exhibits, respectively, attached to this Agreement. Unless the content requires otherwise, words such as “hereby,” “herein,” “hereinafter,” “hereof,” “hereto,” “hereunder” and words of like import refer to this Agreement. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 6.16 Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the Laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly written so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be deemed to be so narrowly written, to the minimum extent necessary to prevent the rendering of such provision from being invalid or unenforceable, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 6.17 Waiver of Jury Trial.

EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER DOCUMENT.

Remainder of page left blank intentionally. Signature page to follow.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

ECOLOGY COATINGS, INC.
By: /s/ Robert G. Crockett
Robert G. Crockett
Its: CEO

                              FAIRMOUNT FIVE, LLC

                              By:  /s/ James Juliano
                             James Juliano

                              Its:  Manager

Annex I

CERTAIN DEFINITIONS

“Assets” means, with respect to any Person, all of the assets, rights, interests and other properties, real, personal and mixed, tangible and intangible, owned by such Person.

“Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which banks are required to be closed in New York, New York.

“Conversion Price” shall mean $.06 per share.

 “Documents” means this Agreement and the Certificate of Designation, collectively.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fundamental Documents” means, with respect to a corporation, the charter and bylaws (each as amended) or, with respect to any other Person, the documents by which such Person (other than an individual) establishes its legal existence or which govern its internal affairs.

“GAAP” means, at any time, generally accepted accounting principles in the jurisdiction in which the Person to which such principles are applied is organized at such time.

“Governmental Entity” means any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, federal, state or local.

“Law” means any constitution, law, statute, treaty, rule, directive, requirement or regulation or Order, domestic or foreign, of any Governmental Entity or any rules or regulations of any self-regulatory organization.

“Lien” means any security interest, pledge, bailment (in the nature of a pledge or for purposes of security), mortgage, deed of trust, the grant of a power to confess judgment, conditional sale, trust receipt or other title retention agreement (including any lease in the nature thereof), lien, charge, encumbrance, claim, equity, easement, reservation, restriction, cloud, right of first refusal or first offer, option, equity or adverse claim or other similar arrangement or interest in real or personal property.

 “Order” means any order, writ, judgment, injunction, decree, determination or award issued by a Governmental Entity.

 “Person” means any individual, corporation, partnership, limited liability company, trust, estate, or unincorporated organization, or other entity or Governmental Entity or other juridical entity.

 “Proceeding” means any action, suit, claim, inquiry, investigation or proceeding by or before any Governmental Entity.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means any entity in which the Company directly or indirectly, through one or more intermediaries, (a) holds beneficially or of record securities that would entitle the Company to exercise 50% or more of the votes that could be cast in the election of members to the board of directors, board of managers or other governing body of such entity, or (b) possesses, directly or indirectly, power (whether through the ownership of voting securities or, through membership on the board of directors, managers or other governing body, by contract (including, without limitation, a limited partnership agreement or general partnership agreement) or otherwise) to direct or cause the direction of the management and policies of such entity.

ANNEX TO
CERTIFICATE OF DESIGNATION

NOTICE OF CONVERSION

To:     Ecology Coatings, Inc.

Reference is made to that certain Certificate of Designation of 5% Cumulative Convertible Preferred Shares, Series C (the “5% Designation”). Capitalized terms used but not defined herein have the meanings set forth in the 5% Designation. Pursuant to the 5% Designation, the undersigned, being a holder of 5% Cumulative Convertible Preferred Shares, Series C (an “Exercising Holder”), hereby elects to exercise its conversion rights as to a portion or portions of its 5% Cumulative Convertible Preferred Shares, Series C, all as specified opposite its signature below:

Dated:

EXERCISING HOLDER		NUMBER OF 5% CUMULATIVE CONVERTIBLE PREFERRED SHARES, SERIES C TO BE CONVERTED TO COMMON SHARES
Name	Signature

[Missing Graphic Reference]

EXHIBIT E

Instrument of Accession

Reference is made to the Securities Purchase Agreement (the “Purchase Agreement”), dated as of ________, 20__, between Ecology Coatings, Inc., a statutory corporation created under the laws of the state of Nevada, and _______________, a _____________. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

The undersigned,_______________________, as a condition precedent to becoming the owner or holder of record of _____________(_________) Convertible Preferred Shares, Series C hereby agrees to become a Purchaser party to and to be bound by all of the obligations of the Purchaser under the Convertible Preferred Securities Agreement (other than with respect to Section 2.1 thereof), and shall be the recipient of all the rights of the Purchaser under the Purchase Agreement (other than with respect to Sections 7.1, 9.1 and 9.3 thereof). The undersigned hereby makes to the Company (as of the date written below) the representations and warranties of the Purchaser contained in Article VI of the Purchase Agreement. The Company hereby makes (as of the date of the Convertible Preferred Securities Agreement) the representations and warranties of the Company contained in Article V of the Purchase Agreement, and the Company hereby agrees that the undersigned shall have all of the rights of the Purchaser under the Purchase Agreement (other than any rights provided to the Purchaser under Sections 2.1, 7.1, 9.1 and 9.3 thereof). This Instrument of Accession shall take effect and shall become an integral part of the Purchase Agreement immediately upon execution and delivery to the Company of this Instrument of Accession.

The address for notification to the undersigned for purposes of Section 7.8 of the Purchase Agreement is as follows:

 _______________

Telephone: _______________
Telecopy: _______________
Attention: _______________

IN WITNESS WHEREOF, the undersigned has caused this Instrument of Accession to be signed as of the date below written.

____________________

By:__________________
Name:
Title:

Agreed to and Accepted

ECOLOGY COATINGS, INC.

By:______________________________
Name:

Its: